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                                                                   EXHIBIT 10.21

                           CONSULTING, NONCOMPETITION
                          AND NONSOLICITATION AGREEMENT


     CONSULTING, NONCOMPETITION and NONSOLICITATION AGREEMENT (this "Agreement"), made and entered into as of October 25, 2000, by and between Atrium Companies, Inc., a Delaware corporation ("Atrium"), and John Ellison, Jr. (the "Consultant"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Purchase Agreement (defined below).

                                   WITNESSETH:

     WHEREAS, Atrium is acquiring from The Ellison Company, Inc., a North Carolina corporation ("Ellison Company"), substantially all of the operating assets of the Ellison Windows and Doors Division ("EWD") and all of the outstanding stock of VES, Inc., a Delaware corporation doing business as Ellison Extrusion Systems ("EES"), pursuant to a Second Amended and Restated Purchase Agreement, dated October 17, 2000 (the "Purchase Agreement"), by and among Ellison Company, Atrium and D and W Holdings, Inc., a Delaware corporation ("Holdings"); and

     WHEREAS, the Consultant has been the President and Chief Executive Officer of Ellison Company and, therefore, has substantial knowledge and experience relating to the business of EWD and EES; and

     WHEREAS, the Consultant desires to aid and assist Atrium as a consultant by providing certain advisory services to Atrium on a standby basis; and

     WHEREAS, Atrium desires to engage the Consultant as a consultant to render certain advisory services to Atrium on a standby basis; and

     WHEREAS, as an inducement for Atrium to enter into the Purchase Agreement, the Consultant has agreed to the noncompetition and nonsolicitation provisions set forth in this Agreement; and

     WHEREAS, Atrium and the Consultant desire to set forth herein their understandings and agreements.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Atrium and the Consultant, intending to be legally bound, hereby agree as follows:


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     1. ENGAGEMENT OF CONSULTANT. Atrium hereby engages the Consultant as consultant and adviser to Atrium with respect to the matters specified in
Section 2 hereof for the compensation specified in Section 3 hereof, and the Consultant hereby accepts the engagement.

     2. ACTIVITIES OF CONSULTANT. Subject to his reasonable availability and the other limitations set forth herein, during the period beginning on the date hereof and continuing through October 15, 2007 (the "Term"), the Consultant will undertake for and on behalf of, and to the extent specifically requested by, Atrium, to advise Atrium by telephone or, at the Consultant's sole discretion, in person with respect to (a) past matters or transactions of EWD and EES of which he has actual knowledge and (b) strategies for expanding Atrium's customer base and increasing its sales. The Consultant shall not be required to render any written reports to Atrium with respect to the foregoing services unless, in his sole discretion, the Consultant deems written reports to be necessary.

     3. INDEPENDENT CONTRACTOR. The Consultant shall at all times be an independent contractor and not an agent, employee or representative of Atrium. Atrium hereby acknowledges and agrees that, except as otherwise agreed in writing, the Consultant may engage, directly or indirectly, in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of services shall unduly interfere with the Consultant's other businesses and ventures, provided that any determination of undue interference shall be made by Consultant reasonably and in good faith.

     4. NONCOMPETITION AND NONSOLICITATION.

        (a) ACKNOWLEDGMENTS. The Consultant acknowledges that (i) EWD has been, and during the Term of this Agreement Atrium will be, engaged in the business of making vinyl windows and doors ("EWD Products") for sale throughout the United States; (ii) EES has been, and during the Term of this Agreement Atrium will be, engaged in the business of vinyl lineal extrusion (the "EES Products") for use in commerce throughout the United States; (iii) the agreements and covenants contained in this Section 4 are essential to protect the confidential information and goodwill associated with the EWD Products and the EES Products being acquired by Atrium; and (iv) Atrium would not enter into this Agreement or the Purchase Agreement but for the agreements and covenants contained in this Section 4.

        (b) COVENANT AGAINST COMPETITION. The Consultant covenants and agrees that, during the Term of this Agreement, without the consent of Buyer, he shall not, directly or indirectly, engage in any manner in the business of making, assembling, selling, distributing or marketing EWD Products, EES Products or any other windows or doors for sale in the United States, either for his own account or in association with any other person, firm, corporation, or entity in any capacity, including without limitation, as a partner, shareholder, investor, member, principal, agent, lender or consultant; provided, however, that this restriction shall not prevent the Consultant from owning securities of Holdings or owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or market if he is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 1% or more of any class of securities of such entity.



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        (c) NONSOLICITATION. During the Term of this Agreement, the
Consultant shall not, within the United States or elsewhere (a) directly or indirectly solicit or attempt in any manner to persuade or influence any employees of Atrium, EWD or EES or any of their respective Affiliates to work for any other person or (b) directly or indirectly solicit or attempt in any manner to persuade or influence any present or future customer of Atrium, EWD or EES or any of their respective Affiliates to divert its purchases of EWD Products, EES Products or any other windows or doors from Atrium or its Affiliates to any person then in competition with Atrium or its Affiliates or to cease purchasing from Atrium, EWD or EES or any of their respective Affiliates.

        (d) RIGHTS AND REMEDIES UPON BREACH. If the Consultant breaches, or threatens to breach, any of the provisions of this Section 4, in addition to any other rights Atrium may have, including a claim for damages, Atrium shall have the right to have this Section 4 specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of this Section 4 would cause irreparable harm to Atrium in that money damages would not provide an adequate remedy to Atrium.

        (e) FURTHER ASSURANCES.

           (i) The Consultant acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and valid in geographical and temporal scope and in all other respects. If any provision of this Section 4 or the application hereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Section 4 and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted under applicable law.

           (ii) Without limiting the generality of the foregoing, if any court of competent jurisdiction determines that any part of this Section 4 is unenforceable because of the duration or geographic scope of such provision, or both, the parties agree that such duration or scope shall be reduced to the extent determined to be reasonable by such court of competent jurisdiction and, in its reduced form, such provision shall then be valid, binding and enforceable.

           (iii) The Consultant and Atrium intend to and hereby confer jurisdiction to enforce this Section 4 upon the courts of any jurisdiction within the United States. If the courts of any one or more of such jurisdictions hold that all or any part of this Section 4 is unenforceable for any reason, it is the intention of the Consultant and Atrium that such determination shall not bar or in any way affect Atrium's right to relief in the courts of any other jurisdiction within the United States as to breaches of this Section 4 in such other jurisdiction, the provisions of this Section 4 as they relate to each jurisdiction being, for this purpose, separate and independent covenants.

     5. COMPENSATION OF CONSULTANT. In consideration of the Consultant's agreement to act as consultant and adviser to Atrium with respect to the matters specified in Section 2 hereof, and the noncompetition and nonsolicitation agreements set forth in Section 4 hereof, Atrium will make payments to the Consultant in the aggregate amount of $2,100,000, payable in 168 equal installments of $12,500 each on the fifteenth and last days of each month beginning October 31,


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2000 and continuing thereafter to and including October 15, 2007. In addition to the payments provided for in this Section 5, the Consultant shall be entitled to receive such payments to which he may be entitled from time to time for his services as a member of Atrium's Board of Directors.

     6. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Atrium, the Consultant and their respective heirs, personal representatives, successors and assigns.

     7. NOTICES. Any notices, requests, demands or other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by a nationally recognized overnight delivery service, as follows:

     (a)   If to Consultant:

                    John Ellison, Jr.
                    The Ellison Company, Inc.
                    Suite 406
                    706 Green Valley Road
                    Greensboro, NC  27408

     (b)   If to Atrium:

                    Atrium Companies, Inc.
                    1341 W. Mockingbird Lane, Suite 1200W
                    Dallas, Texas  75247
                    Attention:  Jeff L. Hull

     8. ENTIRE AGREEMENT. This Agreement contains the entire agreement with respect to Atrium's engagement of the Consultant as consultant and adviser and supersedes any prior agreements, understandings or negotiations (written or oral) with respect thereto.


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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                            --------------------------------
                                            John Ellison, Jr., Consultant


                                            ATRIUM COMPANIES, INC.


                                            By:
                                                ----------------------------
                                                Jeff L. Hull, President


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